                                                                    Exhibit a(2)

                              ARTICLES OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

             WARBURG, PINCUS INTERNATIONAL SMALL COMPANY FUND, INC.

                  Warburg, Pincus International Small Company Fund, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the Maryland General Corporation Law, hereby certifies that:

                  FIRST: Article II of the Charter of the Corporation is amended to read as follows:

                                   "ARTICLE II

                                      NAME

                  The name of the corporation is Credit Suisse Warburg Pincus International Small Company Fund, Inc."

                  SECOND: The above amendment to the Charter was unanimously approved by the Board of Directors. The amendment is limited to a change expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.

                  THIRD: The above amendment to the Charter shall become effective as of March 26, 2001.

                  IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment and do hereby acknowledge that these Articles of Amendment are the act and deed of the Corporation and that, to the best of their knowledge, information and belief, the matters and facts contained herein with respect to authorization and approval are true in all material respects, under penalties of perjury.



DATE: February 27, 2001                   /s/ Hal Liebes
                                          -------------------------------------
                                              Hal Liebes
                                              Vice President and Secretary
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ATTEST:

/s/ Gregory N. Bressler
--------------------------------------
    Gregory N. Bressler
    Assistant Secretary


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